Exhibit 99.1

Summarized Tenant Financial Data

OfficeMax Incorporated ("OfficeMax") currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding OfficeMax is taken from its previously filed public reports. For more detailed financial information regarding OfficeMax, please refer to their financial statements, which are publicly available with the SEC at http://www.sec.gov.

For the Fiscal Year Ended
	12/31/2005	12/31/2004	12/31/2003
(in millions)
Consolidated Statements of Operations

Sales	$ 9,158	$ 13,270	$ 8,245
Operating Income	$ 10	$ 672	$ 178
Net Income (Loss)	$ (74)	$ 173	$ 8

As of the Fiscal Year Ended
	12/31/2005	12/31/2004	12/31/2003
(in millions)
Consolidated Balance Sheets

Total Assets	$ 6,272	$ 7,637	$ 7,376
Long-term Debt	$ 407	$ 585	$ 2,000
Stockholders' Equity	$ 1,736	$ 2,610	$ 2,324